AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT

This Amendment No.1 (the "Amendment") dated March 18, 2013, to that certain Employment Agreement (the "Agreement"), dated November 28, 2011 between TARGETED MEDICAL PHARMA, INC. ("Employer") and DAVID SILVER, MD ("Executive").

Pursuant to Section 24(C) of the Agreement, Employer and Executive hereby agree to amend the Agreement, effective on the date hereof, as follows:

1. Section l of the Agreement is amended in its entirety as follows:

ENGAGEMENT. TMP shall employ Executive as President and Chief Operating Officer.

2. Section 2 of the Agreement is hereby amended in its entirety as follows:

RESPONSIBILITY. Executive shall report to the Chief Executive Officer of TMP. Executive shall be responsible for assisting TMP in capacities including, but not limited to: management of day to day operations of the Employer, representing Employer in presentation to and negotiations with investors and lenders, developing and supporting clinical trials, marketing and sales support, reviewing of formulations and monographs and attending scientific meetings.

3. NO OTHER AMENDMENTS; GOVERNING LAW; COUNTERPARTS. Except as specifically set forth in this Amendment, there are no other amendments to the Agreement and the Agreement shall remain unmodified and in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of [California]. This Amendment may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the sate first set forth above.

EMPLOYER:

William Shell, MD, CEO

EXECUTIVE:

David Silver, MD